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                                                                                                                        EXHIBIT 11.1


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                                               BEI TECHNOLOGIES, INC. AND SUBSIDIARIES

                                                  COMPUTATION OF PER SHARE EARNINGS


                                                                                                     YEAR ENDED
                                                                                 September 27,       September 28,     September 30,
(in thousands except per share amounts)                                              1997                1996              1995
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
Weighted average shares outstanding                                                  7,033               6,926             6,759

Net effect of dilutive stock options
based on the treasury stock
method using fair market value                                                         170                 182              --
                                                                                    --------------------------------------------

Total weighted average shares outstanding                                            7,203               7,108             6,759
                                                                                    ============================================

Net income                                                                          $4,583              $4,571           $(2,041)
                                                                                    --------------------------------------------

Earnings per common share and common
equivalent share                                                                    $ 0.64              $ 0.64           $ (0.30)
                                                                                    ============================================
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